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                                                                    EXHIBIT 10.7


                                   AGREEMENT


     This Agreement (hereinafter referred to as "Agreement") is made as of the 1st day of January, 1994, by and among MARRIOTT DESERT SPRINGS LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Owner"), DESERT SPRINGS HOTEL SERVICES, a venture controlled by Marriott International, Inc. (hereinafter referred to as "Operator"), and MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation (hereinafter referred to as "Developer").

                                   RECITALS
                                   --------

     A. The parties hereto previously entered into that certain Recreational License dated as of November 3, 1989 (the "Recreational License") and recorded on March 23, 1990 as Instrument No. 106099 in the Office of the County Recorder of Riverside County, California (the "Recorder's Office"), and on even date therewith, the Developer assigned its rights and certain of its responsibilities under the Recreational License to DESERT SPRINGS VILLAS TIMESHARE ASSOCIATION, a California non-profit mutual benefit corporation (the "Association"), and the parties (including the Association) subsequently entered into that certain First Amendment to Recreational License dated February 12, 1991 (the "First Amendment") and recorded on April 26, 1991 as Instrument No. 137896 in the Recorder's Office, all of which relates to that certain timeshare project known as Desert Springs Villas ("DSV I").

     B. The parties hereto desire to amend certain provisions of the Recreational License and First Amendment and propose entering into that certain Amended and Restated Recreational License dated of even date herewith and attached hereto as Exhibit A and have agreed to certain additional matters set forth herein as an inducement to certain of the other parties agreeing to enter into the Amended and Restated Recreational License.

     C. The parties hereto are simultaneously entering into that certain Recreational License dated of even date herewith and attached hereto as Exhibit B, which relates to that certain timeshare project to be developed adjacent to DSV I and to either be made a part of DSV I or developed as a separate timeshare project to be known as Desert Springs Villas II or such other name chosen by the Developer ("DSV II").

     NOW, THEREFORE, in consideration of the mutual premises contained herein and other good

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and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.  RECITALS. The aforedescribed recitals are true and correct and
         --------
incorporated herein by reference as if fully set forth.

     2.  AGREEMENTS FOR USE OF RESORT FACILITIES. Exhibits A and B attached
         ---------------------------------------
hereto are incorporated herein by reference as if fully set forth, and they fully describe the rights and responsibilities of the parties hereto relative to the use of certain facilities of Marriott's Desert Springs Resort and Spa (the "Resort") described therein.

     3.  ADDITIONAL RIGHTS AND RESPONSIBILITIES.  The parties hereto agree to
         --------------------------------------
certain additional rights and responsibilities as follows:

         (a) Upgrade to Resort Swimming Pool and Spa Facilities. Developer
             --------------------------------------------------
agrees to pay $1.3 Million to the Owner to be used by it to upgrade the Resort swimming pool and spa facilities substantially in accordance with the conceptual drawings previously reviewed and agreed upon by the parties hereto and pursuant to a construction schedule and payment schedule mutually agreed to by Owner and Developer. Owner and Developer further agree to each paying one-half (1/2) of the design costs for the upgraded pool charged by Marriott's Architecture and Construction Division, which costs shall not exceed $30,000.

         (b) Limitations on Rentals; Payment of Gross Rental Proceeds.
             --------------------------------------------------------
Developer agrees not to separately rent out the second bedroom or guest suite portion of a unit at DSV I or DSV II respectively, as applicable, (the "lock-out unit"), except for use by it in the promotion of the sale of time-share interests, for its own account during the period of construction and sell-out of DSV I or DSV II respectively, as applicable. In addition to the foregoing limitation as it applies to DSV II units, for units at DSV II," Developer further agrees to require a minimum of a two night stay (except in its promotion of the sale of its time-share interests) on all rentals of units at DSV II rented by or through the Developer or its wholly owned subsidiary and management company, Marriott Resorts Hospitality Corporation, or either of their successors and/or assigns or affiliates.

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          Developer agrees to pay to Owner 2.5% of the gross rental proceeds realized by Developer on the rental of any of the condominium units at DSV I or DSV II rented by it or its affiliates commencing upon the first to occur of either (i) completion of construction of 100 condominium units at DSV II as described in the attached Exhibit B hereto or (ii) January 1, 1996. Said payments of a portion of the gross rental proceeds shall continue through the initial term and any renewal term of the licenses described in the attached Exhibits A and B hereto. Payments shall be due within 20 days of the end of each accounting quarter of Developer. Upon not less than seventy-two (72) hours prior written notice, Developer agrees to allow the Owner and/or Operator or either of their respective agents to audit the Developer's books and records during Developer's normal business hours to verify proper payment to Owner of the aforedescribed payment of 2.5% of the gross rental proceeds.

          (c) Construction of Additional Tennis Courts. At the option of Owner
              ----------------------------------------
and with agreement of the Developer, which agreement shall not be unreasonably withheld, that the existing tennis courts to be used by hotel guests and authorized users pursuant to Exhibits A and B hereto are insufficient to reasonably accommodate the then-existing demand, the Developer agrees to fund the construction of up to three (3) additional standard tennis courts, and with the plans for such courts and any alterations thereto to receive the prior approval of the Owner, which approval shall not be unreasonably withheld.

          (d) Golf Course Alterations. The Owner and Operator agree to allow the
              -----------------------
Developer to make the following alterations, at the Developer's sole cost and expense and with the Owner's and Operator's prior approval, which approval shall not be unreasonably withheld, to the Resort golf courses and related facilities:

              (i) To alter Hole Nos. 10, 14 and 15 of the Valley Golf Course in order to shorten Hole No. 10 by approximately 20 yards to move the green closer to the tee box and add a water feature in front of the green, to shorten Hole No. 14 by approximately 40 yards to relocate the tee boxes to allow for a connector road, to relocate the Hole No. 15 tee boxes closer to the green to allow for additional parking; and, if required as a result of the foregoing alterations, to relocate the existing men's and women's restrooms;

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              (ii)   To alter and enhance the entrance to DSV I, to improve the golf course crossing near the entrance, and to modify Hole Nos. 6 and 7 of the Palm Golf Course, as necessary, to accomplish the foregoing; and

              (iii) To make whatever reasonable additional alterations may be required to maintain the "playability" and "interest" of the golf course in the opinion of the golf course architect, Ted Robinson.

          (e) Construction of DSV II Swimming Pool Facility. Developer agrees to
              ---------------------------------------------
construct a swimming pool facility as part of DSV II that will be attractive enough to deter users of the DSV II units and facilities from using the Resort swimming pool facility and to encourage them to utilize their on-site DSV II swimming pool facility, and in connection with such construction, Developer agrees to spend at least $1.3 million to accomplish the foregoing.

          (f) Pre-Condition to Developer's Responsibilities. Notwithstanding
              ---------------------------------------------
anything to the contrary set forth herein, unless otherwise agreed to by the Developer, the Developer shall not be obligated to perform its responsibilities described in this Paragraph 3 until the earlier to occur of (i) issuance of a final public report by the California Department of Real Estate ("DRE") for DSV II or (ii) December 31, 1994, and prior to such date, the Developer may terminate this Agreement and the Recreational License relative to DSV II should it decide not to proceed with the development of DSV II.

      4.  ASSIGNMENT. This Agreement may not be assigned by any of the parties
          ----------
hereto without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

      5.  NOTICES. Any notices required hereunder shall be as set forth in the
          -------
attached Exhibit A hereto.

      6.  WRITTEN AGREEMENT AS ENTIRE UNDERSTANDING OF THE PARTIES. This
          --------------------------------------------------------
Agreement embodies the entire understanding of the parties hereto. There are no other agreements or understandings, written or oral, in effect between the parties related to the subject matter hereof. This Agreement may only be modified by a written instrument signed by each of the respective parties hereto.

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     7.  BINDING EFFECT. This Agreement is binding upon the successors and
         --------------
assigns of the parties hereto.

     8.  GOVERNING LAW. The provisions of this Agreement shall be governed by
         -------------
California law.

     IN WITNESS WHEREOF, the parties hereto have set their respective hands and seals on the dates hereinbelow listed.



                                     OWNER:

                                     MARRIOTT DESERT SPRINGS
                                     LIMITED PARTNERSHIP

                                     BY:  Marriott Desert Springs Corporation,
                                          a Delaware corporation,
                                          General Partner



ATTEST: /s/Christopher G. Townsend     BY: /s/Robert E Parsons, Jr,
       ---------------------------        -----------------------------
        Christopher G. Townsend,           Robert E Parsons, Jr,
        Secretary                          President


         (Corporate Seal)            DATE:
                                          -----------------------------


                                     OPERATOR:

                                     DESERT SPRINGS HOTEL SERVICES

                                     BY: Marriott International, Inc.,
                                         a Delaware Corporation, Joint Venturer

ATTEST: /s/Joan Rector McGlockton    BY: /s/William R. Tiefel
       ---------------------------      ------------------------------
        Joan Rector McGlockton,          William R. Tiefel,
        Secretary                        Vice President


       (Corporate Seal)              DATE:
                                          -----------------------------------

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                                         DEVELOPER:

                                         MARRIOTT OWNERSHIP RESORTS, INC.
                                         a Delaware corporation


ATTEST: /s/Joseph F. Scalo               BY: /s/Robert A. Miller
       --------------------------           ---------------------------------
       Joseph F. Scalo,                     Robert A. Miller,
       Assistant Secretary                  Executive Vice President


         (Corporate Seal)              DATE: January 1, 1994
                                            ---------------------------------

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